Exhibit 107
Calculation of Filing Fee Tables
Form N-2
(Form Type)

T. Rowe Price OHA Select Private Credit Fund
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Common shares of beneficial interest, $0.001 par value	415(a)(6)	2,500,000,000	—	$867,249,293(3)		—	N-2	333-266378	September 29, 2023	$955,708
	Total Offering Amounts					$867,249,293		$0
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.

(2)
The registrant previously paid $231,750 in connection with the registrant’s registration statement on Form N-2 (File No. 333-266378) as filed with the Securities and Exchange Commission on July 28, 2022 and $43,750 in connection with the registrant’s registration statement on Form N-2/A (File No. 333-266378) as filed with the Securities and Exchange Commission on March 31, 2023.

(3)
Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $867,249,293 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a registration statement initially filed with the Securities and Exchange Commission on July 28, 2022 on Form N-2 (File No. 333-266378) and became effective on September 29, 2023 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $955,708 relating to the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.